EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints John G. Connors, John A. Seethoff, and Keith R. Dolliver his or her attorneys-in-fact, for any of them in any and all capacities, to sign any post-effective amendments to the S-8 registration statements indicated on Schedule A hereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Gates III William H. Gates III	Chairman, Chief Software Architect, Director	December 11, 2003

/s/ Steven A. Ballmer Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)	December 11, 2003

/s/ James I. Cash, Jr. Ph.D. James I. Cash, Jr., Ph.D.	Director	December 11, 2003

/s/ Raymond V. Gilmartin Raymond V. Gilmartin	Director	December 11, 2003

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	December 11, 2003

/s/ David F. Marquardt David F. Marquardt	Director	December 11, 2003

/s/ Charles H. Noski Charles H. Noski	Director	December 11, 2003

Signature	Title	Date

/s/ Helmut Panke Helmut Panke	Director	December 18, 2003

/s/ W.G. Reed, Jr. W.G. Reed, Jr.	Director	December 11, 2003

/s/ Jon A. Shirley Jon A. Shirley	Director	December 11, 2003

/s/ John G. Connors John G. Connors	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2003

Schedule A – List of S-8 Registration Statements

SEC File Number	Dates Filed and Amended
33-44302	Filed 11/27/91
33-51583	Filed 12/20/93; Amended 12/28/00
333-06298	Filed 11/22/96
333-52852	Filed 12/28/00